Exhibit 3.1(ii)

AMENDED AND RESTATED

BYLAWS

OF

ASCENDIA BRANDS, INC.

(Effective as of June 30, 2006)

ARTICLE I - OFFICES

          Section 1.1     Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

          Section 1.2     Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may determine from time to time.

ARTICLE II - STOCKHOLDERS’ MEETINGS

          Section 2.1     Place and Conduct of Stockholders’ Meetings.

                    (a)      Place of Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1. If no such place is designated by the Board of Directors and the Board of Directors does not determine to hold the meeting solely by means of remote communication, meetings of the stockholders shall be held at the registered office of the Corporation.

                    (b)      Meetings by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

                    (c)      Conduct of Meetings. Subject to any rules or procedures adopted by the Board of Directors that are not inconsistent with these bylaws, the person presiding at a meeting of stockholders shall have the authority to adopt rules and procedures that are not inconsistent with these Bylaws for the conduct of the meeting. The conduct of the meeting need not follow Roberts’ Rules of Order or any other published rules for the conduct of a meeting.

          Section 2.2      Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in each calendar year at such time and on such date as may be designated by the Board of Directors.

          At the annual meeting, there shall be held an election for a Board of Directors.

          Section 2.3     Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time only by the Board of Directors. Upon the written request of any person or persons entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held on such date and at such time as the Secretary may fix, subject to the provisions of Section 2.4 hereof. If the Secretary shall fail to fix such date and time and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

          Section 2.4     Notice of Meetings. Written notice stating the place, if any, date and time of any meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is deemed to be given when deposited in the United States Mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

          Section 2.5     Quorum. The presence, in person or by proxy, at a meeting of stockholders of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized for the transaction of business because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

          Section 2.6     Adjournment.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

          Section 2.7     Voting List, Voting and Proxies.

                    (a)      Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

          Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of Directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting.
                    (b)      Voting. Except as otherwise specifically provided by law, the Corporation’s certificate of incorporation or these bylaws, all matters coming before the meeting other than election of Directors shall be determined by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

          Unless otherwise provided in the certificate of incorporation, all elections of Directors shall be by written ballot. All other votes may be taken by voice unless the Board of Directors or the presiding officer determines, or a stockholder demands, before the vote begins, that it be taken by ballot, in which event the vote shall be taken by written ballot. If authorized by the Board of Directors, any such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

          Unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. If the Corporation’s certificate of incorporation provides for more or less than one vote for any share, on any matter, every reference in these bylaws to a majority or other proportion of shares shall refer to such majority or other proportion of the votes of such shares.
                    (c)      Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Each proxy shall be executed in writing, or delivered in electronic form in such manner as may be permitted by law, and shall be filed with the Secretary of the Corporation not later than the call to order of the meeting at which the proxy is to be exercised or with the judge of election or the person presiding at the meeting not later than the closing of the polls on the matter on which the proxy is to be exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

                    (d)      Inspectors of Elections. In advance of any meeting of stockholders of the Corporation, the Board of Directors may appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If an inspector or alternate is not appointed, or, if appointed, is not able, to act at a meeting of stockholders, the person presiding at the meeting may appoint one or more inspectors to act at the meeting.

          Section 2.8     Action by Consent of Stockholders. Unless otherwise provided by the Corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, bearing the date of signature of each stockholder signing the consent, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered within any time period required by law to the Corporation’s registered office in Delaware (which delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. However, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which Directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

          Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in the preceding paragraph.

          A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in Delaware (which delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

          Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

          Section 2.9     Business at Meetings of Shareholders.

                    (a)      Business Conducted. Except as otherwise provided by law or in these bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer’s sole discretion in any specific instance (unless objected to by a majority of the Directors then in office), the business that shall be voted upon or discussed at any annual or special meeting of the stockholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, or (iv) in the case of an annual meeting of stockholders, have been specified in a written notice given to the Corporation by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Stockholder Notice”), in accordance with all of the requirements set forth below.

                    (b)      Stockholder Notice. Each Stockholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, provided, that a proposal submitted by a stockholder for inclusion in the Corporation’s proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Rule 14a-8 (including timeliness) promulgated under the Securities Exchange Act of 1934, as amended, shall be deemed to have also been submitted timely pursuant to these bylaws and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made. Each such Stockholder Notice must set forth (A) the name and address of the stockholder who intends to bring the business before the annual meeting (“Proposing Stockholder”); (B) the name and address of the beneficial owner, if different than the Proposing Stockholder, of any of the shares owned of record by the Proposing Stockholder (“Beneficial Owner”); (C) the number of shares of each class and series of shares of capital stock of the Corporation that are owned of record and beneficially by the Proposing Stockholder and the number that are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a stockholder) that the Proposing Stockholder or a Beneficial Owner has in the business being proposed by the Proposing Stockholder; (E) a description of all arrangements and understandings between the Proposing Stockholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Stockholder Notice is being made; (F) a description of the business which the Proposing

Stockholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Stockholder proposes that the Corporation adopt; and (G) a representation that the Proposing Stockholder is at the time of giving the Stockholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Stockholder Notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a stockholder which the presiding officer determines is not made in compliance with the foregoing procedure.

ARTICLE III - BOARD OF DIRECTORS

          Section 3.1     Powers, Number and Term.

                    (a)      Powers. Except as otherwise provided by law or the Corporation’s certificate of incorporation, the business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors.

                    (b)      Number. Except as otherwise provided in the Corporation’s certificate of incorporation, the number of members of the Board of Directors shall be the number of Directors serving at the time of adoption of this Section 3.1 or such other number as may thereafter from time to time (i) be determined by the Board of Directors, or (ii) be set forth in a notice of a meeting of stockholders called by the Board of Directors for the election of a full Board of Directors. The effective date of a change in the size of the Board of Directors by reason of a notice described in Section 3.1(b)(ii) shall be the time the election called for by the notice is held, unless determined otherwise by the Board of Directors.

                    (c)      Term. Each Director shall hold office until the expiration of the term for which such Director was elected and until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal.

          Section 3.2     Place of Meetings. Meetings of the Board of Directors may be held at such place, either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

          Section 3.3     Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held, or at such other place, date and time as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and time of other regular meetings of the Board of Directors.

          Section 3.4     Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, if any, the President, a majority of the members of the executive committee, if any, or a majority of the Directors in office.

          Section 3.5     Notices of Meetings of Board of Directors.

                    (a)      Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3.3 of these bylaws, in which event at least one day’s notice shall be given of the time and place of such meeting.

                    (b)      Special Meetings. At least one day’s notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

          Section 3.6     Quorum. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

          Section 3.7     Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          Section 3.8     Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw.

          Section 3.9     Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

          Section 3.10     Removal. The entire Board of Directors or any individual Director may be removed from office, with or without cause, by a majority vote of the holders of the outstanding shares then entitled to vote at an election of Directors. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time.

          Section 3.11     Resignations. Any Director may resign at any time by submitting a notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

          Section 3.12     Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal.

          Section 3.13     Participation by Conference Telephone. Unless otherwise restricted by the Corporation’s certificate of incorporation, Directors may participate in a meeting of the Board of Directors or of a committee designated by the Board of Directors on which they serve by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 3.14     Nominations of Directors. Notwithstanding the provisions of Section 2.9 hereof, nominations for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so or by any stockholder of record entitled to vote in the election of Directors who is a stockholder at the record date of the meeting and also on the date of the meeting at which Directors are to be elected; provided, however, that with respect to a nomination made by a stockholder, such stockholder must provide timely written notice to the President of the Corporation in accordance with the following requirements:

                    (a)      Timeliness of Notice To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the fifth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the National Association of Securities Dealers) was made; and

                    (b)      Nominating Stockholder Notice. Each such written notice must set forth: (i) the name and address of the stockholder who intends to make the nomination (“Nominating Stockholder”); (ii) the name and address of the beneficial owner, if different than the Nominating Stockholder, of any of the shares owned of record by the Nominating Stockholder (“Beneficial Holder”); (iii) the number of shares of each class and series of shares of capital stock of the Corporation that are owned of record and beneficially by the Nominating Stockholder and the number that are owned beneficially by any Beneficial Holder; (iv) a description of all arrangements and understandings between the Nominating Stockholder and any Beneficial Holder and any other person or persons (naming such person or persons) pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Stockholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (viii) the written consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge the nomination of any person that the presiding officer determines is not made in compliance with the foregoing procedure.

ARTICLE IV - OFFICERS

          Section 4.1     Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one or more Vice Presidents, and one or more assistant or honorary officers. Any number of offices may be held by the same person.

          Section 4.2     Term. Each officer of the Corporation shall serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors subsequent to the next annual meeting of stockholders at which the Directors elect a slate of officers or until such officer’s earlier resignation or removal.

          Section 4.3     Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these bylaws, and the actions of the Board of Directors, the President may appoint, suspend, discharge and fix the compensation of employees, agents and assistant officers, shall preside at all meetings of the stockholders at which the President is present, and, unless there is a Chairman of the Board of Directors or the President is not a Director, shall preside at all meetings of the Board of Directors at which the President is present. The President shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

          Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the holders of securities of any corporation or other entity in which the Corporation may hold voting securities, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such voting securities and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

          Section 4.4     Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the stockholders and the Directors in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors.

          Section 4.5     Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer’s hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except as the Board of Directors shall otherwise determine. The Treasurer shall enter regularly in books of the Corporation to be kept for such purpose a full and accurate account of all moneys and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall at all reasonable times exhibit the books and accounts of the Corporation maintained by the Treasurer to any Director of the Corporation, upon application, at the office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

          Section 4.6     Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

          Section 4.7     Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of such officer’s respective superior officer. Vice Presidents and assistant officers may have such rank as may be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in such superior officer’s absence, or upon such superior officer’s disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having individual responsibility for specific aspects of the Corporation’s affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within such Vice President’s aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

          Section 4.8     Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

          Section 4.9     Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

          Section 4.10     Resignations. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

ARTICLE V - CAPITAL STOCK

          Section 5.1     Stock Certificates.

                    (a)      Execution. Except as provided in Section 5.5 of these bylaws, shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any or all of the signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                    (b)      Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares.
          Section 5.2     Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 5.3     Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be required to be made on the books of the Corporation if such transfer is in violation of a lawful restriction placed on the certificate at the direction of the Corporation.

          Section 5.4     Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

          Section 5.5     Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by a resolution or resolutions of the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates representing shares. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5.3 of these bylaws shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfer of uncertificated shares. Notwithstanding the adoption of a resolution by the Board of Directors regarding uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairperson or vice chairperson of the Board of Directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form.

ARTICLE VI - NOTICES

          Section 6.1     Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these bylaws or the certificate of incorporation or otherwise, the notice shall specify information required by Section 2.4 or Section 3.5 of these bylaws as applicable.

          Section 6.2     Method of Notice.

                    (a)      Whenever written notice is required to be given to any person under the provisions of the Corporation’s certificate of incorporation or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or reputable courier service, charges prepaid, or by facsimile transmission or other recognized means of electronic transmission, to such person’s address (or to such person’s telex, TWX or facsimile number or other electronic address) appearing on the books of the Corporation (as to which, in the case of electronic notice to a stockholder, the stockholder has consented to receive notice) or, in the case of Directors, supplied by such Director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. If the notice is sent by telex or TWX, it shall be deemed to have been given when dispatched. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

                    (b)      Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of law or the certificate of incorporation or bylaws of the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

                    (c)      Notice given pursuant to paragraph (b) of this Section 6.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

                    (d)      For purposes of these bylaws, “electronic transmission” means any form of communications, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
          Section 6.3     Waiver of Notice. Whenever notice is required to be given under any provision of law or of the certificate of incorporation or bylaws of the Corporation, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation.

          Section 6.4     Computing Time Periods.

                    (a)      Days to be Counted. In computing the number of days for purposes of these bylaws, all days shall be counted, including Saturdays, Sundays and holidays on which national banks are or may elect to be closed (a “Holiday”); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

                    (b)      One Day’s Notice. In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance by delivery in person, telephone, telex, TWX, facsimile, electronic transmission or similar means of communication.

ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
OFFICERS AND OTHER PERSONS

          Section 7.1     Indemnification.

                    (a)      Indemnification of Directors and Officers. (i)     To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a Director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation) by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that such person’s conduct was unlawful.

                              (ii)     To the fullest extent permitted by law, the Corporation shall indemnify any person who was or is a Director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                              (iii)     To the extent that a person who was or is a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a)(i) and (a)(ii) of this Section 7.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

                              (iv)     If a Director or officer of the Corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (a) this Corporation has at least 50% equity in such other entity and such person has no equity interest in such other entity or (b) such other entity is directly or indirectly controlled by this Corporation, such person shall be presumed (unless this Corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of this Corporation.
                              (v)     Any indemnification under subsections (a)(i) and (a)(ii) of this Section 7.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in such paragraphs. Such determination shall be made (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.
                    (b)      Indemnification of Employees and Other Persons. The Corporation may, by action of the Board of Directors and to the extent provided in such action, provide as much indemnification to employees and other persons as provided to Directors and officers pursuant to Section 7.1(a) of these bylaws. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not automatically be entitled to indemnification pursuant to Section 7.1 of these bylaws, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this subsection (b).

                    (c)      Claims for Indemnification and Advancement of Expenses. If indemnification or advancement of expenses are not made or paid by the Corporation, or on its behalf, within 90 days after a written claim for required indemnification or a request for a required advancement of expenses pursuant to this Article VII has been received by the Corporation, the person submitting such claim or request may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and/or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by any person entitled thereto in any court of competent jurisdiction, and if indemnification and/or advancement of expenses is obtained by such person in whole or in part, the expenses reasonably incurred by such person in connection with obtaining such indemnification and/or advancement of expenses shall also be indemnified by the Corporation.

                    (d)      Certain Exceptions. Notwithstanding anything foregoing to the contrary, the Corporation shall not be obligated to indemnify any person (i) for any amounts paid in settlement of an action indemnified against by the Corporation, unless pursuant to prior written consent of the Corporation, or (ii) except as provided in the last sentence of Section 7.1(c) of these bylaws, with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense.

          Section 7.2     Advances. Expenses (including attorneys’ fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized by Section 7.1 of these bylaws. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 7.3     Non-exclusivity and Continuation of Rights to Indemnification and Advances. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 7.1 and Section 7.2 of these bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

          The indemnification and advancement of expenses provided by, or granted pursuant to, Section 7.1 and Section 7.2 of these bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 7.4     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

          Section 7.5     Amendment. The provisions of this Article VII relating to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not limit the rights to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these bylaws, no repeal or amendment of these bylaws shall affect any or all of this Article VII so as to limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of stockholders entitled to cast not less than a majority of the votes that all stockholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

          Section 7.6     Changes in Law. References in this Article VII to law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to indemnification and to the advancement of expenses provided in this Article VII shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by stockholders or Directors to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII - SEAL

          The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”

ARTICLE IX - FISCAL YEAR

          The Board of Directors shall have the power, by resolution, to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE X - AMENDMENTS

          Subject to Section 7.5 of these bylaws, these bylaws or other bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Corporation’s certificate of incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal these bylaws or any other bylaws of the Corporation. In the case of a meeting of stockholders to amend or repeal these bylaws, written notice shall be given to each stockholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws.

ARTICLE XI - INTERPRETATION OF BYLAWS; SEPARABILITY

          Section 11.1     Interpretation. All words, terms and provisions of these bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter. If any provision of these bylaws shall be inconsistent with any provision of the certificate of incorporation, the provision of the certificate of incorporation shall prevail. Where any provision of these bylaws refers to a rule or a process as set forth in these bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the certificate of incorporation.

          Section 11.2     Separability. The provisions of these bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XII - DETERMINATIONS BY THE BOARD OF DIRECTORS

          Any determination involving interpretation or application of these bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.